UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 26, 2018

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 26, 2018, Kosmos Energy Ltd. (“we,” “us,” “our” or “Kosmos”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) in connection with an underwritten public offering by certain funds affiliated with Warburg Pincus LLC (“Warburg Pincus”).

In connection with this offering, Kosmos has agreed to repurchase from Warburg Pincus, in a privately negotiated transaction, 35,000,000 shares of our common shares, at a price equal to the price per share at which the underwriter will purchase shares of Kosmos common shares from Warburg Pincus in this offering (the “Share Repurchase”). This offering is not conditioned upon the completion of the Share Repurchase, but the Share Repurchase is conditioned upon the completion of this offering.

Additionally, following the completion of this offering, Kosmos Energy Ltd. may elect to discontinue from Bermuda and redomesticate in the State of Delaware. The risk factors below supplement the risks discussed in the “Item 1A. Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

A U.S. investor, other than U.S. investors who own common shares with a fair market value of less than $50,000, may recognize taxable gain or dividend income with respect to its common shares in the event we become a Delaware corporation.

In the event we discontinue from Bermuda and redomesticate and become a Delaware corporation, we would expect the redomestication to qualify as a tax-free reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), in which case, except as described below, U.S. investors generally would not recognize gain or loss on our common shares pursuant to the redomestication.

A U.S. investor that owned common shares with a fair market value of $50,000 or more could be required to recognize gain or income under Section 367(b) of the Code. Pursuant to Section 367(b) of the Code, (i) a U.S. investor that beneficially owned (directly, indirectly, or constructively) 10% or more of our common shares (a “10% U.S. shareholder”) would be required to include in income as a deemed dividend its pro rata portion of our “all earnings and profits amount” with respect to its common shares, and (ii) a U.S. investor that is not a 10% U.S. shareholder and that owned common shares with a fair market value of $50,000 or more, would be required to recognize gain (but not loss) with respect to its common shares, unless it affirmatively elected on its U.S. income tax return to include as a deemed dividend its pro rata portion of our “all earnings and profits amount” with respect to its common shares. However, we expect that our “all earnings and profits amount” with respect to all of our shareholders will be zero at the time of redomestication if we discontinue from Bermuda and redomesticate prior to January 1, 2019. Notwithstanding this expectation, it is possible, however, that our “all earnings and profits amount” could be greater than expected if the redomestication happens prior to January 1, 2019, or that, if the redomestication happens in 2019 or thereafter, that we could have a substantial “all earnings and profits amount” as of the date of the redomestication. We would expect to make available to U.S. investors the information required to make the election to include as a deemed dividend our “all earnings and profits amount” in lieu of recognizing gain on our common shares.

In the event we discontinue from Bermuda and redomesticate in the State of Delaware, U.S. investors should consult their tax advisers regarding the consequences of the redomestication to them.

A non-U.S. investor may be subject to U.S. federal income tax (including withholding tax) on distributions on its common shares or upon a sale or disposition of its common shares in the event we become a Delaware corporation.

In the event we discontinue from Bermuda and redomesticate and become a Delaware corporation, dividends (if any) paid to a non-U.S. investor generally would be subject to U.S. federal withholding tax at a rate of 30% or a reduced rate under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. investor would be required to provide an Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) certifying its entitlement to benefits under an applicable income tax treaty. A non-U.S. investor could also be subject to U.S. federal income tax or, if our common shares ceased to be publicly traded, U.S. federal withholding tax upon a sale or disposition of our common shares if we were to become a “United States real property holding corporation” at the time of the redomestication or thereafter. We cannot predict whether we would be a “United States real property holding corporation” at the time of the redomestication or thereafter, as the determination would depend on the composition and relative values of our assets at such time. There can be no assurance that we would not be a “United States real property holding corporation” at the time of the redomestication or thereafter.

We could incur additional U.S. federal income tax liabilities in connection with a redomestication.

If we elect to discontinue from Bermuda and redomesticate in the State of Delaware, we expect that we and one or more of our non-U.S. subsidiaries would become tax residents of the United States in connection with our redomestication (each a “migrating entity”). In that event, in addition to generally becoming subject to U.S. corporate federal income tax for taxable periods after the migration, a migrating entity could incur a U.S. federal income tax liability in connection with the redomestication. In particular, one of our subsidiaries that we expect would be a migrating entity owns the stock of a U.S. corporation that holds our recently-acquired U.S. assets and that we expect is likely to be treated as a “United States real property holding corporation” as defined under the Code and Treasury regulations thereunder. We expect that such subsidiary would be required to recognize and pay U.S. corporate federal income tax on any gain realized with respect to such stock in connection with the redomestication. We cannot predict at this time whether there will be a gain in such stock, or the amount of the gain, if and when we redomesticate, and therefore whether we would incur a U.S. federal income tax liability in connection with the redomestication or the amount of the tax liability. Any such tax liability could be material and have an adverse effect on our financial condition and results of operations.

The following summary describes certain U.S. federal income tax consequences to investors in our common shares relating to our potential redomestication and of owning and disposing of our common shares if we become a Delaware corporation. It is for general information only and should not be construed as tax advice. Each investor is encouraged to consult its own tax adviser regarding the tax consequences relating to our potential redomestication and of owning and disposing of our common shares if we become a Delaware corporation. The following summary does not purport to be a comprehensive description of all tax consequences that may be relevant to a particular investor in light of its particular circumstances and does not discuss any alternative minimum tax consequences, Medicare contribution tax consequences, or U.S. state, local or non-U.S. tax consequences. Capitalized terms used but not defined herein have the meaning assigned to them under “Certain Tax Considerations—U.S. Federal Income Tax Considerations” in the Preliminary Prospectus Supplement.

U.S. Federal Income Tax Consequences Relating to Our Potential Redomestication

In the event we do redomesticate, we would expect the redomestication to qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, in which case, subject to the discussion below, a U.S. Holder would not recognize gain or loss on our common shares pursuant to the redomestication, and a U.S. Holder’s aggregate tax basis in our common shares after the redomestication would generally be the same as its aggregate tax basis in our common shares before the redomestication, increased by the amount, if any, that the U.S. Holder may be required to include in income pursuant to the redomestication.

As described in “Certain Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Owning Our Common Shares” of the Preliminary Prospectus Supplement, based on management estimates and projections of future operations and revenue, we do not believe we will be a PFIC for U.S. federal income tax purposes for our current taxable year and we do not expect to become one in the foreseeable future. However, because PFIC status is a factual determination that is made annually and thus is subject to change, there can be no assurance that we will not be a PFIC for any taxable year. If we were classified as a PFIC at any time during a U.S. Holder’s holding period in our common shares, the U.S. Holder may be required to recognize gain on its common shares even if the redomestication qualified as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code.

In addition, under Section 367(b) of the Code:

(i) a 10% U.S. shareholder would be required to include in income as a deemed dividend the “all earnings and profits amount” with respect to such U.S. Holder’s common shares, within the meaning of Treasury regulations under Section 367(b) of the Code;

(ii) a U.S. Holder who, on the date of the redomestication, beneficially owned (directly, indirectly or constructively) common shares with a fair market value of $50,000 or more but is not a 10% U.S. shareholder would be required to recognize gain (but not loss) with respect to its common shares pursuant to the redomestication or, in the alternative, could elect to recognize the “all earnings and profits amount” with respect to such U.S. Holder’s common shares (a U.S. Holder making such election, an “Electing U.S. Holder”) as a deemed dividend; and

(iii) a U.S. Holder who, on the date of the redomestication, is not a 10% U.S. shareholder and owned (or is considered to own) common shares with a fair market value less than $50,000 generally should not be required to recognize any income, gain or loss under Section 367(b) of the Code in connection with the redomestication.

The “all earnings and profits amount” with respect to a U.S. Holder’s common shares would generally be equal to the portion of our cumulative net earnings and profits, if any, during the period in which the U.S. Holder held such common shares up to the date of the redomestication, to the extent attributable to such common shares. If our cumulative net earnings and profits during such period is less than or equal to zero, then a 10% U.S. shareholder or an Electing U.S. Holder should not be required to include in gross income any amount in respect of the “all earnings and profits amount” with respect to its common shares. If the redomestication occurs before January 1, 2019, we expect that we would not have any cumulative net earnings and profits for this purpose with respect to any of our shareholders. It is possible, however, that the amount of our cumulative net earnings and profits as of the date of the redomestication could be greater than expected if the redomestication happens before January 1, 2019, or that, if the redomestication happens in 2019 or thereafter, that we could have a substantial amount of cumulative net earnings and profits as of the date of the redomestication. If we do have cumulative net earnings and profits as of the date of the redomestication, a 10% U.S. shareholder or an Electing U.S. Holder would be required to include in income, as a deemed dividend, an amount in respect of the all earnings and profits amount under Treasury regulations under Section 367(b) of the Code as a result of the redomestication. To make the election referred to above to include in income as a deemed dividend our “all earnings and profits amount” in lieu of recognizing gain on our common shares, a U.S. Holder would be required (i) to attach to its timely filed U.S. federal income tax return for the year of the redomestication a statement that includes certain information about the redomestication transaction and information the U.S. Holder received from us establishing and substantiating its pro rata portion of our “all earnings and profits amount,” (ii) to send notice of making the election to us no later than the date such tax return is filed, and (iii) to comply with certain other requirements. We would expect to make available to U.S. Holders the information required to make the election. In the event we discontinue from Bermuda and redomesticate to the United States, U.S. Holders should consult their tax advisers regarding the consequences of the redomestication to them, including under Section 367(b) of the Code and the advisability of and requirements for making the election referred to above.

Deemed dividends (if any) included in income by a U.S. Holder or gain recognized by a U.S. Holder under Section 367(b) of the Code would be taxed to the U.S. Holder generally in the same manner as dividends or gains are taxed to the U.S. Holder as described under “Certain Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Owning Our Common Shares” in the Preliminary Prospectus Supplement.

U.S. Federal Income Taxation of U.S. Holders of Owning Our Common Shares if We Redomesticate to the United States

See the discussion under “Certain Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Owning Our Common Shares” in the Preliminary Prospectus Supplement for a summary of certain U.S. federal income tax consequences that are currently applicable to U.S. Holders of owning and disposing of our common shares. Notwithstanding the discussion referenced in the preceding sentence, if we became a Delaware corporation, the amount of any dividends paid on our common shares would be treated as U.S.-source income to U.S. Holders and, with respect to corporate U.S. Holders (subject to applicable limitations and restrictions), would be eligible for the dividends- received deduction. With respect to non-corporate U.S. Holders, dividends on our common shares would be potentially eligible for the reduced tax rates, regardless of whether our common shares continue to trade on the NYSE. In addition, the PFIC regime discussed under “Certain Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Owning Our Common Shares—Passive Foreign Investment Company Rules” in the Preliminary Prospectus Supplement would no longer be potentially applicable to our common shares.

U.S. Federal Income Taxation of Non-U.S. Holders of Owning Our Common Shares if We Redomesticate to the United States

This section applies to an investor in our common shares that is a Non-U.S. Holder and if we become a Delaware corporation.

Taxation of Distributions

We historically have not paid distributions on our common shares. In the event that we do pay distributions of cash or property on our common shares, such distributions, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a Non-U.S. Holder’s basis in our common shares, but not below zero, and then will be treated as gain from the sale of our common shares (the tax treatment of which is discussed below under “—Sale or Other Disposition of Common Shares”). Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder would be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (as applicable) certifying its entitlement to benefits under an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of withholding pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder were effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, were attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder would generally be taxed on the dividends in the same manner as a U.S. person. In that case, the Non-U.S. Holder would be exempt from the withholding tax discussed in the preceding paragraph, although it would be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of our common shares, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) for Non-U.S. Holders who are corporations.

Sale or Other Disposition of Common Shares

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally would not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other taxable disposition of our common shares unless:

• the gain was effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, was attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

• the Non-U.S. Holder was a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

• the common shares constituted “United States real property interests” by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes, which would not be the case if our common shares were regularly traded on an established securities market and the Non-U.S. Holder had owned (actually and constructively) at no time within the five-year period preceding the sale or disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of our common shares.

A Non-U.S. Holder recognizing gain as described in the first bullet above would generally be taxed on such gain in the same manner as a U.S. person. Such a Non-U.S. Holder should consult its tax adviser regarding other U.S. tax consequences of the ownership and disposition of our common shares, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the Non-U.S. Holder is a corporation. A Non-U.S. Holder described in the second bullet above should consult its tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common shares.

Generally, a U.S. corporation is a USRPHC if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We cannot predict whether we would be a USRPHC at the time of the redomestication or thereafter, as the determination whether we are a USRPHC at the time of the redomestication or thereafter would depend on the composition and relative values of our assets at such time. Therefore, there can be no assurance that we would not be a USRPHC at the time of the redomestication or thereafter.

Our common shares are currently listed on the NYSE and we believe that, for as long as our common shares continue to be so listed, our common shares would be treated as regularly traded on an established securities market. If we were to become a USRPHC, and if our common shares ceased to be regularly traded on the NYSE or another established securities market, a Non-U.S. Holder generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common shares and transferees of our common shares would generally be required to withhold 15% of the gross proceeds payable to the transferor. Regardless of whether our common shares were regularly traded on the NYSE or another established securities market, if we were to become a USRPHC, a Non-U.S. Holder that had owned, or was deemed to have owned, at any time within the shorter of the five-year period preceding the sale or disposition of our common shares or the Non-U.S. Holder’s holding period, more than 5% of our common shares, generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common shares. Any gain recognized by a Non-U.S. Holder under this paragraph would be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. person, and the Non-U.S. Holder would be required to file a U.S. tax return with respect to such gain.

Information Reporting and Backup Withholding

Information returns would be required to be filed with the IRS in connection with payments of dividends on our common shares. Unless a Non-U.S. Holder complied with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common shares. A Non-U.S. Holder could be subject to backup withholding on payments on our common shares or on the proceeds from a sale or other disposition of our common shares unless the Non-U.S. Holder complied with certification procedures to establish that it was not a U.S. person or otherwise established an exemption. A Non-U.S. Holder’s provision of a properly executed applicable IRS Form W-8 certifying its non-U.S. status would permit the Non-U.S. Holder to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

If we became a Delaware corporation, under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and, for dispositions after December 31, 2018, the gross proceeds of dispositions of our common shares paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) would be subject to a withholding tax at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) had been satisfied or an exemption from these rules applied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment was both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Distributions,” the withholding under FATCA could be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA on their investment in common shares.

Item 8.01 Other Events.

On November 26, 2018, we issued a press release announcing that Warburg Pincus has agreed to sell an aggregate of 15 million of Kosmos’ common shares in a registered underwritten public offering (the “Offering”), with an option, exercisable by the underwriter within 30 days, to purchase up to an additional 2.25 million common shares from Warburg Pincus on the same terms and conditions. We are filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01                    Financial Statements and Other Exhibits

(d) Exhibits.

The following exhibit is furnished as part of this current report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated November 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 26, 2018

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated November 26, 2018.